Exhibit 23.  Consents of Experts and Counsel


                 CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Dravo Corporation:

We consent to incorporation by reference in registration statements Nos. 33-23632, 2-84462, 2-64137, 33-54179, 333-01689
and 333-01691 on Form S-8, No. 33-17356 on Form S-3, Amendment No. 1 to No. 2-87555 on Form S-8/S-3, and No. 2-71993 on Form S-16 amended by Form S-3 of Dravo Corporation, of our report dated January 24, 1996 relating to the consolidated balance sheets of Dravo Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, retained earnings, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1995 which report appears in, or is incorporated by reference in, the December 31, 1995 annual report on Form 10-K of Dravo Corporation. Our report refers to the adoption of the methods of accounting for postretirement benefits other than pensions, income taxes and postemployment benefits prescribed by Statements of Financial Accounting Standards Nos. 106, 109 and 112, respectively.


                                     /s/  KPMG PEAT  MARWICK LLP




Pittsburgh, Pennsylvania
March 27, 1996
















                              23-1